Exhibit 10.7

MOBIX LABS, INC.

amended and restated RESTRICTED STOCK AGREEMENT

1. Award of Restricted Stock. This Amended and Restated Restricted Stock Agreement (the “Amendment”) by and between Keyvan Samini (the “Recipient”) and Mobix Labs, Inc. (the “Company”) is effective May 5, 2025 (the “Effective Date”), and hereby supersedes and restates in its entirety that Restricted Stock Agreement (“Agreement”) effective February 28, 2025 entered into by and between the Recipient and the Company. In accordance with the approval granted by the shareholders of the Company at its Special Meeting of Shareholders held January 3, 2025, the Company hereby grants, as of May 5, 2025 (the “Date of Grant”), to the Recipient, 2,550,000 restricted shares (collectively the “Restricted Stock”) of the Company’s Class A Common Stock (each, a “Share”). The Restricted Stock shall be subject to the terms, provisions and restrictions set forth in this Amendment. As a condition to entering into this Amendment, and as a condition to the issuance of any Shares, the Recipient agrees to be bound by all of the terms and conditions herein.

2. Vesting of Restricted Stock.

(a) Except as otherwise provided in Sections 2(b), 2(c), and 4 of this Amendment, the Restricted Stock shall vest in the following amounts and at the following times (the “Vesting Date(s)”), provided that the Recipient’s Continuous Service with the Company and its Related Entities continues through and on the applicable Vesting Dates (except as otherwise provided herein):

Percentage of Restricted Stock	Vesting Date
5%	The earlier of (i) the Company’s Class A common stock closing at or above $2.00 for 10 consecutive trading days on Nasdaq, or (ii) July 1, 2025.

10%	The earlier of (i) the Company’s Class A common stock closing at or above $2.00 for 10 consecutive trading days on Nasdaq, or (ii) November 1, 2025

15%	The earlier of (i) the Company’s Class A common stock closing at or above $2.00 for 10 consecutive trading days on Nasdaq, or (ii) January 1, 2026

25%	The earlier of (i) the Company’s Class A common stock closing at or above $3.00 for 10 consecutive trading days on Nasdaq, or (ii) April 1, 2026.

25%	The earlier of (i) the Company’s Class A common stock closing at or above $3.50 for 10 consecutive trading days on Nasdaq, or (ii) July 1, 2026.

30%	The earlier of (i) the Company’s Class A common stock closing at or above $4.00 for 10 consecutive trading days on Nasdaq, or (ii) April November 1, 2026.

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Except as specified in this Amendment, upon the termination of the Recipient’s Continuous Service with the Company and its Related Entities, any unvested portion of the Restricted Stock shall be forfeited and returned back to the Company for no consideration.

(b) Acceleration on Termination or Resignation for Good Reason. Notwithstanding the vesting schedule set forth above, in the event that the Recipient’s employment with the Company is terminated by the Company without Cause or by the Recipient for Good Reason (as defined herein), any unvested Restricted Stock shall immediately vest in full upon such termination or resignation for Good Reason, and shall be delivered within 30 days of such termination or resignation for Good Reason.

(c) Acceleration of Vesting Upon Change in Control. In the event a Change in Control of the Company occurs during the Recipient’s Continuous Service, the Restricted Stock subject to this Amendment shall become immediately vested as of the date of the Change in Control.

(d) Acceleration Upon Death or Disability. Notwithstanding anything to the contrary herein, in the event the Recipient’s service with the Company is terminated due to the Recipient’s death or Disability (as defined below), 100% of the unvested Restricted Stock shall immediately vest in full as of the date of such termination, and the shares shall be delivered to the Recipient (or the Recipient’s estate or legal representative, as applicable) within 30 days following such date. For purposes of this Amendment, “Disability” shall have the meaning set forth in the Company’s equity incentive plan or, if not defined therein, shall mean a physical or mental condition that, in the opinion of a qualified physician selected by the Company, renders the Recipient unable to perform the essential functions of their position, with or without reasonable accommodation, for a period of at least 180 consecutive days.

(e) Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Amendment, the Board shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any shares of Restricted Stock under this Amendment, at such times and upon such terms and conditions as the Board shall deem advisable.

(f) Definitions. For purposes of this Amendment, the following terms shall have the meanings indicated:

(i) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and any successor to such Rule.

(ii) “Board” means the Board of Directors of the Company.

(iii) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(iv) “Change in Control” means the occurrence of any of the following:

1) The acquisition (whether by purchase, merger, consolidation, combination, or other similar transaction) by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (A) the then-outstanding shares of common stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute or result in a Change in Control: (w) any acquisition by the Company or any Related Entity (including Chavant Capital Partners LLC); (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with the following (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) immediately prior to such transaction, of the Outstanding Company Voting Securities, (excluding any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the transaction as a result of their ownership, prior to such consummation, of voting securities of any company or other entity involved in or forming part of such transaction other than the Company), and (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the transaction; or

2) During any period of twelve (12) consecutive months (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3) Consummation of a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to any Person who is not an Affiliate.

Notwithstanding anything to the contrary herein, the term “Change in Control” shall not include any sale of assets, a merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(v) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of employee, director, consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence (including, without limitation, sick leave, military leave, or any other authorized personal leave), (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of employee, director, consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of employee, director, consultant or other service provider

(vi) “Non-Vested Shares” means any portion of the Restricted Stock subject to this Amendment that has not become vested pursuant to this Section 2.

(vii) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(viii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and shall include a “group” as defined in Section 13(d) thereof.

(ix) “Related Entity” shall mean any Parent or Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly and with respect to which the Company may offer or sell securities in reliance upon either Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.

(x) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(xi) “Vested Shares” means any portion of the Restricted Stock subject to this Amendment that is and has become vested pursuant to this Section 2.

3. Delivery of Restricted Stock.

(a) Issuance of Stock Certificates and Legends. One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Recipient but shall be held and retained by the Company until the date (the “Applicable Date”) on which the Shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, and are thereafter delivered, subject to Section 7 of this Amendment. .. All such stock certificates shall bear the following legends, along with such other legends that the Board shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b) Stock Powers. The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares, on a form attached hereto as Exhibit A. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company. In addition, the Company may require the spouse of the Recipient, if any, to execute and deliver to the Company the Consent of Spouse in the form attached hereto as Exhibit B.

(c) Delivery of Stock Certificates. On or after each Applicable Date, the Company shall, subsequent to the Vesting Date, automatically deliver shares to the Recipient upon the applicable Delivery Date set forth in Section 7, in accordance with Section 409A, unless the Recipient elects a further deferral where permitted by law. The Company shall promptly cause a new certificate or certificates to be issued for and with respect to all Shares that are delivered on that Applicable Date, which certificate(s) shall be delivered to the Recipient within four (4) business days. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the Securities Laws).

4. Separation of Service; Delivery of Shares Upon Termination.

In the event the Recipient’s employment with the Company is terminated for any reason not described in Section 2 above, including a “separation of service” as defined IRC Section 409A, any unvested Restricted Stock that would have otherwise vested within the 18-month period following the date of termination or separation of service shall immediately vest in full as of the termination date. The Company shall deliver the vested shares to the Recipient within 30 days following such termination.

5. Rights with Respect to Restricted Stock.

(a) General. Except as otherwise provided in this Amendment, the Recipient shall have, with respect to all of the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of shares of Class A common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Amendment (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to the Recipient as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Board. In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Amendment shall be held in escrow by the Board until such time as the shares of Restricted Stock that such cash dividends are attributed to shall become Vested Shares, and in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited as well.

(b) Adjustments to Shares. If at any time while this Amendment is in effect (or Shares granted hereunder shall be or remain unvested while Recipient’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Amendment. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c) No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Amendment to the contrary, the existence of this Amendment, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6. Transferability. Unless otherwise determined by the Board, the shares of Restricted Stock are not transferable unless and until they become Vested Shares in accordance with this Amendment, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Amendment shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares become Vested Shares shall be void ab initio. For purposes of this Amendment, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. Tax Matters; Responsibilities for Tax Consequences. The Company shall be responsible for paying, on behalf of the Recipient, any and all federal, state, and local tax obligations arising from the vesting or delivery of the RSAs and the delivery of the shares underlying the RSAs. In addition, the Company shall pay an additional amount sufficient to cover any incremental tax liabilities incurred by the Recipient as a result of such tax payments, such that the Recipient receives the full intended economic benefit of the RSAs without reduction for any related tax obligations. The Company shall remit such taxes directly to the appropriate taxing authorities in compliance with applicable tax laws and shall provide the Recipient with written confirmation of such remittance within thirty (30) days following the delivery of shares underlying the RSAs.

8. Amendment, Modification & Assignment; Non-Transferability. This Amendment may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Amendment. Unless otherwise consented to in writing by the Company, in its sole discretion, this Amendment (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

9. Complete Agreement. This Amendment (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10. Miscellaneous.

(a) No Right to (Continued) Employment or Service. This Amendment and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Amendment shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability. If any term or provision of this Amendment is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Amendment and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Amendment and the award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created. Neither this Amendment nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Amendment, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Law Governing. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f) Interpretation. The Recipient accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Amendment and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Amendment or the Plan.

(g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Amendment or any term or provision hereof.

(h) Notices. Any notice under this Amendment shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 15420 Laguna Canyon Road, Suite 100, Irvine, CA 92618, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Amendment shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j) Counterparts. This Amendment may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

COMPANY:
MOBIX LABS, INC.

By:
Name:	Philip Sansone
Title:	Interim CEO

Agreed and Accepted:

RECIPIENT:

By:
Name:	Keyvan Samini

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto _______________________________________(__________) shares of common stock of Mobix Labs, Inc. standing in my name of the books of said corporation represented by Certificate Nos. ________ herewith and do hereby irrevocably constitute and appoint _____________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Amended and Restated Restricted Stock Agreement between Mobix Labs, Inc. and the undersigned dated May 5, 2025.

Dated: ________________, _______

Signature: ______________________________

Print Name: ____________________________

INSTRUCTIONS:

Please DO NOT fill in any blanks other than the signature lines.

The purpose of this assignment is to enable the Company to receive the return of the shares of common stock as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of the Recipient.

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ___________________, have read and approve the foregoing Amended and Restated Restricted Stock Agreement (the “Amendment”). In consideration of the Company’s grant to my spouse of the shares of Class A common stock of Mobix Labs, Inc. as set forth in the Amendment, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Amendment and agree to be bound by the provisions of the Amendment insofar as I may have any rights in said Amendment or any shares of common stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state or country of our residence as of the date of the signing of the foregoing Amendment.

Dated: _______________, 20___

Signature of Spouse

Print Name:____________________________________